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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-83037 of R.J. Reynolds Tobacco Holdings, Inc. of our report dated May 18, 1999 (July 14, 1999 as to notes 10 and 16 and October 6, 1999 as to note 17), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


New York, New York
October 6, 1999